EXHIBIT 99.1

Patrick A. Norton
330 84th Street, No. 4
Miami, Florida  33141

February 7, 2011

Board of Directors
Harmony Metals, Inc.

Ladies and Gentlemen:

I hereby resign as Chairman of the Board, Chief Executive Officer, President and Treasurer and as a director of Harmony Metals, Inc., a Florida corporation (the “Company”), effective immediately.  My resignation does not in any way imply or infer any dispute or disagreement with the Company or its management relating to the Company’s operations, policies or practices.

Sincerely,

/s/ Patrick A. Norton
Patrick A. Norton